Certification under Rule 466

The Depositary, Citibank, N.A., represents and certifies the following:

(1) That it previously had filed a Registration Statement on Form F-6 (Companhia Energetica de Minas Gerais - CEMIG, File No. 333-13826), which the United States Securities and Exchange Commission declared effective, with terms of deposit identical to the terms of this registration statement (except for the number of securities a depositary share represents).

(2) That its ability to designate the date and time of effectiveness under Rule 466 has not been suspended.


                                   Citibank, N.A., as Depositary


                                   By: /s/ Patricia Brigantic
                                   Name: Patricia Brigantic
                                   Title: Director and Associate General Counsel